Wheels Up Announces Record Revenue for First Quarter 2022
Strong demand with prepaid block sales up 153% year-over-year
Technology and operating initiatives progressing to drive long-term profitability
NEW YORK – May 12, 2022 – Wheels Up Experience Inc. (NYSE:UP) today announced financial results for the first quarter, which ended March 31, 2022.
First Quarter 2022 Highlights
•Revenue increased 24% year-over-year to $325.6 million
•Active Members grew 26% year-over-year to 12,424 in total
•Live Flight Legs increased 15% year-over-year to 17,626 in total
•Net loss increased by $56.8 million year-over-year to a net loss of $89.0 million
•Adjusted EBITDA decreased by $40.8 million year-over-year to a loss of $49.4 million

“The record first quarter revenue is a testament to the company’s unique market position and iconic brand as an innovator in a supply-constrained market. We are looking forward to leveraging our recent Air Partner acquisition to expand globally,” said Kenny Dichter, Wheels Up Chairman & Chief Executive Officer. “Over the past several months, we have made meaningful improvements to address operational challenges and expect to realize the benefit in the coming quarters. We are ahead of plan on pilot hiring and continue to add to our maintenance capabilities while also delivering on several key strategic and technology initiatives.”

“Continued execution on these initiatives, coupled with the acquisition of Air Partner, the implementation of fuel surcharges and additional capped rate price increases gives us confidence that the company will show strong margin improvements over the course of the year,” said Vinayak Hegde, Wheels Up President.

Recent Initiatives
•Closed Air Partner PLC acquisition on April 1, which provides Wheels Up with an attractive asset-light platform to extend its offerings globally for its customers who are increasingly looking to travel around the world.

•Converted majority of the owned and operated fleet to UP FMS (Fleet Management System), providing a high-fidelity view of the Wheels Up aircraft and positioning the company to automate aircraft and crew scheduling and more effectively and efficiently manage daily operations. New functionality will regularly be added to the platform, with more than 80 new features added in the past six months.

•Launched updated Wheels Up Mobile App based on a service-oriented architecture that positions Wheels Up to rapidly innovate and quickly introduce new capabilities that enhance the customer experience at scale.

Financial and Operating Highlights

	As of March 31,
	2022	2021	% Change
Active Members(1)	12,424	9,896	26%

	Three Months Ended March 31,
(In thousands, except percentages, Active Users, Live Flight Legs and Flight revenue per Live Flight Leg)	2022	2021	% Change
Active Users(1)	12,547	10,742	17%
Live Flight Legs(1)	17,626	15,278	15%
Flight revenue per Live Flight Leg	$13,410	$12,467	8%
Revenue	$325,635	$261,657	24%
Net loss	$(89,040)	$(32,213)	176%
Adjusted EBITDA(1)	$(49,428)	$(8,662)	(471)%
(1) For information regarding Wheels Up's use and definition of this measure see “Definitions of Key Operating Metrics and Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.
For the first quarter:
•Active Members grew 26% year-over-year to 12,424 driven by strong new member sales and existing membership retention.
•Active Users grew 17% to 12,547 year-over-year primarily driven by the growth in Active Members.
•Live Flight Legs increased by 15% year-over-year to 17,626 with strong flight demand across all cabin classes driven by the growth in Active Members.
•Flight revenue per Live Flight Leg increased 8% year-over-year to $13,410 as a result of a higher mix of larger cabin flying and partially offset by a seasonal decrease in average flight stage length.
•Revenue increased 24% year-over-year driven by strong flight demand.
•Net loss increased by $57 million due to several factors, including a decrease in Adjusted Contribution Margin caused by supply constraints and increased operating costs, as well as an increase in equity-based compensation expense, including a broad-based equity grant to the Wheels Up employee pilots.
•Adjusted EBITDA of $(49) million, decreased $41 million year-over-year, due primarily to lower Adjusted Contribution Margin.

Webcast and Conference Call Information
A conference call with management will be held today at 4:30 pm ET. To access a live webcast of the conference call and any supporting materials please visit the Wheels Up investor site (www.wheelsup.com/investors). The site will include an archive of this webcast and supporting materials as well as any announcements regarding the Company's financial performance, including U.S. Securities and Exchange Commission (the “SEC”) filings, investor events, press and earnings releases.
About Wheels Up
Wheels Up is the leading provider of on-demand private aviation in the U.S. and one of the largest private aviation companies in the world. Wheels Up offers a complete global aviation solution with a large, modern and diverse fleet, backed by an uncompromising commitment to safety and service. Customers can access membership programs, charter and aircraft management services—as well as unique commercial travel benefits through a strategic partnership with Delta Air Lines. The Wheels Up Services brands also offer freight, safety & security solutions and managed services to individuals, industry, government and civil organizations.

Wheels Up is guided by the mission to connect flyers to private aircraft—and one another—and deliver exceptional, personalized experiences. Powered by a global private aviation marketplace connecting its growing base of 12,000+ members and customers to a network of more than 1,500 safety-vetted and verified private aircraft, Wheels Up is widening the aperture of private travel for millions of consumers globally. With the Wheels Up mobile app, members and customers have the digital convenience to search, book and fly. Wheels Up is committed to aligning with philanthropic organizations that matter most to our company, members, customers, families and friends. Through the Wheels Up Cares program, a Wheels Up Beechcraft King Air 350i aircraft is custom-designed to represent the established cause and is a flying symbol of each charity’s mission. Headquartered in New York City, Wheels Up has office locations in 25 cities and towns across three continents and a workforce of nearly 2,700 employees.

To learn more about Wheels Up, go to Wheelsup.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding Wheels Up’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: (i) the size, demands and growth potential of the markets for Wheels Up’s products and services and Wheels Up’s ability to serve those markets, (ii) the degree of market acceptance and adoption of Wheels Up’s products and services, (iii) Wheels Up’s ability to develop innovative products and services and compete with other companies engaged in the private aviation industry and (iv) Wheels Up’s ability to attract and retain customers. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Wheels Up’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the registration statement on Form 10-K filed with the SEC by Wheels Up on March 10, 2022, and other documents filed by Wheels Up from time to time with the SEC. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Wheels Up undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. We do not give any assurance that Wheels Up will achieve its expectations.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures such as Adjusted EBITDA, Adjusted Contribution, and Adjusted Contribution Margin. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and should not be considered as an alternative to net income (loss), operating income (loss) or any other performance measures derived in accordance with U.S. GAAP. Reconciliations of non-GAAP financial measures to their most directly comparable U.S. GAAP counterparts are included in the “Reconciliations of Non-GAAP Financial Measures” section herein to this earnings press release. Wheels Up believes that these non-GAAP financial measures of financial results provide useful supplemental information to investors about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest U.S. GAAP equivalents, including that they exclude significant expenses that are required by U.S. GAAP to be recorded in Wheels Up’s financial measures. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.
For more information on these non-GAAP financial measures, see the sections titled “Definitions of Key Operating Metrics and Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included at the end of this earnings press release.
Contacts
Investors:
ir@wheelsup.com

Media:
press@wheelsup.com

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31, 2022 (unaudited)	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$537,699	$784,574
Accounts receivable, net	78,034	79,403
Other receivables	8,914	8,061
Parts and supplies inventories, net	9,686	9,410
Aircraft held for sale	56,203	18,101
Prepaid expenses and other	42,344	33,525
Total current assets	732,880	933,074
Property and equipment, net	380,225	317,836
Operating lease right-of-use assets	117,667	108,582
Goodwill	449,575	437,398
Intangible assets, net	141,734	146,959
Restricted cash	2,148	2,148
Other non-current assets	60,754	35,067
Total assets	$1,884,983	$1,981,064
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$51,503	$43,672
Accrued expenses	102,325	107,153
Deferred revenue, current	903,245	933,527
Operating lease liabilities, current	28,695	31,617
Intangible liabilities, current	2,000	2,000
Other current liabilities	16,189	17,068
Total current liabilities	1,103,957	1,135,037
Deferred revenue, non-current	1,834	1,957
Operating lease liabilities, non-current	95,307	83,461
Warrant liability	6,637	10,268
Intangible liabilities, non-current	13,583	14,083
Other non-current liabilities	30	30
Total liabilities	1,221,348	1,244,836
Commitments and contingencies
Equity:
Class A common stock, $0.0001 par value; 2,500,000,000 authorized; 245,911,301 shares issued and 244,228,921 shares outstanding as of March 31, 2022; and 245,834,569 shares issued and outstanding as of December 31, 2021	25	25
Additional paid-in capital	1,476,241	1,450,839
Accumulated deficit	(809,366)	(720,713)
Treasury stock, at cost, 1,682,380 and 0 shares, respectively	(6,107)	—
Total Wheels Up Experience Inc. stockholders’ equity	660,793	730,151
Non-controlling interests	2,842	6,077
Total equity	663,635	736,228
Total liabilities and equity	$1,884,983	$1,981,064

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenue	$325,635	$261,657

Costs and expenses:
Cost of revenue	332,758	234,508
Technology and development	11,191	7,024
Sales and marketing	23,243	15,794
General and administrative	38,904	18,168
Depreciation and amortization	14,228	13,831
Gain on sale of aircraft held for sale	(1,971)	—
Total costs and expenses	418,353	289,325

Loss from operations	(92,718)	(27,668)

Other income (expense):
Change in fair value of warrant liability	3,631	—
Interest income	77	12
Interest expense	—	(4,557)
Other expense, net	(30)	—
Total other income (expense)	3,678	(4,545)

Loss before income taxes	(89,040)	(32,213)

Income tax expense	—	—

Net loss	(89,040)	(32,213)
Less: Net loss attributable to non-controlling interests	(387)	(2,804)
Net loss attributable to Wheels Up Experience Inc.	$(88,653)	$(29,409)

Net loss per share of Class A common stock:
Basic	$(0.36)	$(0.17)
Diluted	$(0.36)	$(0.17)

Weighted-average shares of Class A common stock outstanding:
Basic	244,609,635	168,845,565
Diluted	244,609,635	168,845,565

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021
OPERATING ACTIVITIES:
Net loss	$(89,040)	$(32,213)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,228	13,831
Amortization of deferred financing costs and debt discount	—	334
Equity-based compensation	22,554	1,414
Change in fair value of warrant liability	(3,631)	—
Provision for expected credit losses	(384)	275
Gain on sale of aircraft held for sale	(1,971)	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	3,088	5,364
Other receivables	(853)	(6,078)
Parts and supplies inventories	(277)	(1,247)
Prepaid expenses and other	(8,747)	(2,183)
Other non-current assets	(25,688)	22
Operating lease liabilities, net	(161)	(302)
Accounts payable	7,599	13,679
Accrued expenses	(6,648)	(11,980)
Other current liabilities	(879)	(24)
Other non-current liabilities	—	107
Deferred revenue	(30,406)	(65,719)
Net cash used in operating activities	(121,216)	(84,720)

INVESTING ACTIVITIES:
Purchases of property and equipment	(66,343)	(2,273)
Purchases of aircraft held for sale	(51,073)	—
Proceeds from sale of aircraft held for sale, net	14,942	—
Acquisition of businesses, net of cash acquired	(11,530)	7,844
Capitalized software development costs	(5,548)	(2,652)
Net cash (used in) provided by investing activities	(119,552)	2,919

FINANCING ACTIVITIES:
Purchases of shares for treasury	(6,107)	—
Repayments of long-term debt	—	(12,445)
Payments of deferred offering costs	—	(443)
Repayment of loan to employee	—	102
Net cash used in financing activities	(6,107)	(12,786)

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(246,875)	(94,587)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH BEGINNING OF PERIOD	786,722	324,876
CASH, CASH EQUIVALENTS AND RESTRICTED CASH END OF PERIOD	$539,847	$230,289
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration issued for business acquisition of Mountain Aviation, LLC	$—	$30,172

Definitions of Key Operating Metrics and Non-GAAP Financial Measures
We report certain key financial measures that are not required by, or presented in accordance with, U.S. GAAP. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP and should not be considered as an alternative to any performance measures derived in accordance with U.S. GAAP. We believe that these non-GAAP financial measures of financial results provide useful supplemental information to investors, about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest U.S. GAAP equivalents, including that they exclude significant expenses that are required by U.S. GAAP to be recorded in Wheels Up’s financial measures. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, our non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies.
Definitions of Key Operating Metrics
Active Members. We define Active Members as the number of Connect, Core, and Business membership accounts that generated membership revenue in a given period and are active as of the end of the reporting period. We use Active Members to assess the adoption of our premium offerings which is a key factor in our penetration of the market in which we operate and a key driver of membership and flight revenue.
Active Users. We define Active Users as Active Members and legacy Wheels Up Private Jets jet card holders as of the reporting date plus unique non-member consumers who completed a revenue generating flight at least once in the given quarter and excludes wholesale flight activity. While a unique consumer can complete multiple revenue generating flights on our platform in a given period, that unique user is counted as only one Active User. We use Active Users to assess the adoption of our platform and frequency of transactions, which are key factors in our penetration of the market in which we operate and our growth in revenue.
Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating flight legs in a given period. The metric excludes empty repositioning legs and owner legs related to aircraft under management. We believe Live Flight Legs are a useful metric to measure the scale and usage of our platform, and our growth in flight revenue.
Definitions of Non-GAAP Financial Measures
Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as gross profit (loss) excluding depreciation and amortization and adjusted further for (i) equity-based compensation included in cost of revenue, (ii) acquisition and integration expense included in cost of revenue and (iii) other items included in cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total revenue.
We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance. Adjusted Contribution and Adjusted Contribution Margin are used to understand our ability to achieve profitability over time through scale and leveraging costs. In addition, Adjusted Contribution and Adjusted Contribution Margin provides useful information for historical period-to-period comparisons of our business and to identify trends. Prior to issuing a broad-based equity grant for our pilots during the third quarter of 2021, equity-based compensation expense included in cost of revenue for prior periods was not significant.
Adjusted EBITDA. We calculate Adjusted EBITDA as net income (loss) adjusted for (i) interest income (expense), (ii) income tax expense, (iii) depreciation and amortization, (iv) equity-based compensation expense, (v) acquisition and integration related expenses, (vi) public company readiness related expenses, (vii) change in fair value of warrant liability and (viii) other items not indicative of our ongoing operating performance, including restructuring charges.
We include Adjusted EBITDA because it is a supplemental measure used by our management team for assessing operating performance. Adjusted EBITDA is used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions. In addition, Adjusted EBITDA provides useful information for historical period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and variable amounts.

Reconciliations of Non-GAAP Financial Measures
Adjusted Contribution and Adjusted Contribution Margin
The following table reconciles Adjusted Contribution to gross profit (loss), which is the most directly comparable U.S. GAAP measure (in thousands, except percentages):

	Three Months Ended March 31,
	2022	2021
Revenue	$325,635	$261,657
Less: Cost of revenue	(332,758)	(234,508)
Less: Depreciation and amortization	(14,228)	(13,831)
Gross (loss) profit	$(21,351)	$13,318
Gross margin	(6.6)%	5.1%
Add back:
Depreciation and amortization	$14,228	$13,831
Equity-based compensation expense in cost of revenue	4,432	51
Acquisition and integration expense in cost of revenue	—	1,010
Adjusted Contribution	$(2,691)	$28,210
Adjusted Contribution Margin	(0.8)%	10.8%
Adjusted EBITDA
The following table reconciles Adjusted EBITDA to net loss, which is the most directly comparable U.S. GAAP measure (in thousands):

	Three Months Ended March 31,
	2022	2021
Net loss	$(89,040)	$(32,213)
Add back (deduct)
Interest expense	—	4,557
Interest income	(77)	(12)
Income tax expense	—	—
Other expense, net	30	—
Depreciation and amortization	14,228	13,831
Equity-based compensation expense	22,554	1,414
Public company readiness expense	—	473
Acquisition and integration expense	3,834	3,257
Restructuring charges	2,674	—
Change in fair value of warrant liability	(3,631)	—
Corporate headquarters relocation expense	—	31
Adjusted EBITDA	$(49,428)	$(8,662)

The following tables reconcile Adjusted EBITDA to net loss, including the impact of reconciled items on individual income statement expense classifications (in thousands):

	Three Months Ended March 31, 2022
	GAAP as reported	Equity-based compensation expense	Acquisition and integration expense	Restructuring charges	Non-GAAP
Revenue	$325,635	$—	$—	$—	$325,635

Costs and expenses:
Cost of revenue	332,758	(4,432)	—	—	328,326
Technology and development	11,191	(641)	—	—	10,550
Sales and marketing	23,243	(2,701)	—	—	20,542
General and administrative	38,904	(14,780)	(3,834)	(2,674)	17,616
Depreciation and amortization	14,228	—	—	—	14,228
Gain on sale of aircraft held for sale	(1,971)	—	—	—	(1,971)
Total costs and expenses:	418,353	(22,554)	(3,834)	(2,674)	389,291

Loss from operations	(92,718)	22,554	3,834	2,674	(63,656)

Other income (expense)
Change in fair value of warrant liability	3,631	—	—	—	3,631
Interest income	77	—	—	—	77
Interest expense	—	—	—	—	—
Other expense, net	(30)	—	—	—	(30)
Total other income	3,678	—	—	—	3,678

Income tax expense	—				—

Net loss	$(89,040)				(59,978)

Add back (deduct)
Depreciation and amortization					14,228
Change in fair value of warrant liability					(3,631)
Interest income					(77)
Interest expense					—
Income tax expense					—
Other expense, net					30
Adjusted EBITDA					$(49,428)

	Three Months Ended March 31, 2021
	GAAP as reported	Equity-based compensation expense	Public company readiness expense	Acquisition and integration expense	Corporate headquarters relocation expense	Non-GAAP
Revenue	$261,657	$—	$—	$—	$—	$261,657

Costs and expenses:
Cost of revenue	234,508	(51)	—	(1,010)	—	233,447
Technology and development	7,024	(94)	—	—	—	6,930
Sales and marketing	15,794	(236)	—	—	—	15,558
General and administrative	18,168	(1,033)	(473)	(2,247)	(31)	14,384
Depreciation and amortization	13,831	—	—	—	—	13,831
Total costs and expenses:	289,325	(1,414)	(473)	(3,257)	(31)	284,150

Loss from operations	(27,668)	1,414	473	3,257	31	(22,493)

Other (expense) income
Interest income	12	—	—	—	—	12
Interest expense	(4,557)	—	—	—	—	(4,557)
Total other expense	(4,545)	—	—	—	—	(4,545)

Income tax expense	—					—

Net loss	$(32,213)					(27,038)

Add back (deduct)
Depreciation and amortization						13,831
Interest income						(12)
Interest expense						4,557
Income tax expense						—
Adjusted EBITDA						$(8,662)

Supplemental Revenue Information

(In thousands, except percentages)	Three Months Ended March 31,		Change in
	2022	2021	$	%
Flight	$236,363	$190,474	$45,889	24%
Membership	20,647	14,974	5,673	38%
Aircraft management	60,506	50,880	9,626	19%
Other	8,119	5,329	2,790	52%
Total	$325,635	$261,657	$63,978	24%